EXHIBIT 32.1

Section 1350 Certification of Chief Executive Officer

In connection with the Quarterly Report on Form 10-Q of Union Bridge Holdings Limited (the "Company") for the quarterly period ended September 30, 2016 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Moana Ho, Chief Executive Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Moana Ho
Moana Ho
Chief Executive Officer (Principal Executive Officer)
Date: November 10, 2016